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                                                                  Exhibit 10(j)
                     INTER(bullet)ACT SYSTEMS, INCORPORATED

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement") dated the ____ day of ____ 1996, by and between Inter(bullet)Act Systems, Incorporated, a North Carolina corporation (the "Company"), and ___________, a key employee of the Company (the "Optionee"):

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide the Optionee with an incentive to accept employment with the Company and an opportunity to acquire common stock of the Company so that the Optionee may have a proprietary interest in the success of the Company; and

         WHEREAS, the Company desires to grant the Optionee an incentive stock option under the Inter(bullet)Act Systems, Incorporated 1994 Stock Compensation Plan (the "Plan"), a copy of which is attached hereto and incorporated by reference, and the Optionee desires to accept such option in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of ________________ (______) shares of the Company's Common Stock (the "Common Stock") at an exercise price of $____________________per share (the "Exercise Price"). This Option is intended to be an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Term of Option. Subject to the further limitations and restrictions as provided in the Plan and this Agreement, the Option shall become exercisable in installments, with the Optionee having the right to purchase from the Company the following number of shares of Common Stock of the Company subject to this Option, on and after the following dates, in cumulative fashion:

                (a) At any time after ____________, 19__, and prior to termination of this Option, up to ______ percent (___%) of the total number of shares subject to this Option;

                (b) At any time after ____________, 19__, and prior to termination of this Option, up to ______ percent (___%) of the total number of shares subject to this Option (less any shares previously purchased pursuant to this Option);

                (c) At any time after ____________, 19__, and prior to termination of this Option, up to ______ percent (___%) of the total number of shares subject to this Option (less any shares previously purchased pursuant to this Option);
                (d) At any time after ____________, 20__, and prior to termination of this Option, up


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        to ______ percent (__%) of the total number of shares subject to this
        Option (less any shares previously purchased pursuant to this Option);
        and

                (e) At any time after ___________, 20__, and prior to the termination of this Option, this Option shall be exercisable in full.

Not less than _______________ shares may be purchased at any one time pursuant to any exercise of this Option unless the number of shares purchased is the total number that may be purchased under this Option at that time or unless the Company shall otherwise consent. No fractional shares of Common Stock shall be issued upon any exercise of this Option.

        3. Transfer of Option. The Option is not transferable by the Optionee during the Optionee's lifetime but may be transferred only upon the death of the Optionee by will or by the laws of descent and distribution.

        4. Adjustments. The aggregate number of shares of Common Stock subject to the Option and the Option exercise price shall be appropriately and equitably adjusted to reflect any stock dividend, stock split, share combination or recapitalization occurring subsequent to the date hereof, as further described in Section 10 of Article I of the Plan.

        5. Termination of Option. The Option shall terminate and be no longer exercisable after _____ (___) years from the date hereof; provided, however, that the Option shall sooner terminate as follows:

        (a) If the Optionee's employment with the Company, its parent, or any of its subsidiaries, or a corporation of a parent or subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies (for purposes of this Section 5, the Company, its parent, subsidiary or such other corporation collectively referred to as the "Company") is terminated for any reason other than disability or death, then the Option or unexercised portion thereof shall terminate on the date which is three (3) months from the effective date of the Optionee's termination of employment.

        (b) If the Optionee's employment with the Company is terminated because of his disability (within the meaning of Section 22(e)(3) of the Code), then the Option or unexercised portion thereof shall terminate on the date which is three (3) months from the effective date of the Optionee's termination of employment due to disability.

        (c) If the Optionee's employment with the Company is terminated by reason of death, then the Option or unexercised portion thereof shall terminate which is one year after the date of the Optionee's death. During this period, the Option may be exercised by the person or persons to whom the Optionee's rights under this Agreement shall pass by will or by the laws of descent and distribution.


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        Any Option that may be exercised for a period following termination of the Optionee's employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the Option would expire by its terms without regard to such termination.

        6. Method of Exercise. The Option shall be exercised by the tender of payment and delivery to the Company at its principal place of business of a written notice, at least five (5) days prior to the proposed date of exercise, which notice shall:

                (a) State the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised, and the name, address, and social security number of the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered.

                (b) Contain any such representations and agreements as to Optionee's investment interest with respect to such shares of Common Stock as shall be satisfactory to the Board or Committee.

                (c) Be signed by the person entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

        Payment of the exercise price may be made in cash or by certified, cashiers or official check or, at the option of the Company, by personal check. Payment may also be made by surrendering shares of Common Stock (including any shares of Common Stock received upon a prior or simultaneous exercise of the Option) at the then fair market value of such shares, as determined in accordance with Section 7(b) of Article I of the Plan. Payment may also be made by combining cash or check and shares of Common Stock.

        After receipt of such notice in a form satisfactory to the Committee and the acceptance of payment, the Company shall deliver to the Optionee a certificate or certificates representing the shares purchased hereunder, provided, that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to take such action.

        7. Rights of a Shareholder. The Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the Exercise Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment. Upon the exercise of the Option and the issuance of the certificate or certificates evidencing the shares of Common Stock received, except as otherwise provided herein, the Optionee shall have all the rights of a stockholder of the Company including the rights to receive all dividends or other distributions paid or made with respect to such shares.


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        8. Compliance with Securities Laws. The Option granted hereunder and the shares issuable upon the exercise of the Option have not been registered under applicable federal and state securities laws and the Company has no obligation to undertake any such registrations. This Option may not be exercised unless the issuance and delivery of those shares of Common Stock pursuant to such exercise shall comply with all relevant of federal and state securities laws including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If required by the Board of Directors, the Optionee agrees to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule, or regulation.

        9. General Transfer Restrictions on Option Shares. The shares of Common Stock issuable upon exercise of this Option shall be subject to certain restrictions on transfer contained herein and in any shareholders' agreement among the Company and all its shareholders as may be in effect at the time of exercise of this Option. Except as otherwise expressly provided herein or without the prior written consent of the Company, the Optionee shall not sell, transfer, assign, convey, pledge, encumber or in any manner dispose of (all such acts hereinafter referred to as "transfer"). The shares of Common Stock received upon the exercise of the Option, either voluntarily or involuntarily, unless as a condition to any such transfer, the transferee agrees in writing that he, his heirs, successors and assigns shall be subject to and bound by the provisions of this Agreement as if such transferee were the Optionee hereunder. Any purported transfer in violation of this Agreement shall be void and shall not transfer any interest or title to the purported transferee. The Company shall not be required to transfer on its books any shares of Common Stock sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of such shares, or to pay dividends to, any transferee to whom any of the shares of Common Stock shall have been transferred.

        10. Shareholders' Agreement. The Optionee understands and agrees that the shares of Common Stock issuable upon exercise of this Option shall also be subject to the restrictions on transfer and other provisions of the shareholders' agreement, if any, that may be in effect among the Company and all its shareholders as of the date of any exercise of this Option (the "Shareholders' Agreement"). As a condition to the exercise of this Option, the Optionee agrees that he will become a party to the Shareholders' Agreement by executing a joinder agreement or other appropriate document.

        11. Legends. The certificate or certificates evidencing all or any of the shares of Common Stock issued upon exercise of this Option shall bear substantially the following legend:

                "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or

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                hypothecated in the absence of an effective registration
                statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.

                The shares evidenced by this certificate are also subject to certain restrictions on transfer and rights of the Company set forth in an Incentive Stock Option Agreement dated as of January 30, 1996 by and between William F. Penwell and the Company, a copy of which is on file with the Company."

and shall also bear any legend required by the Shareholders' Agreement.

        12. Right of First Refusal to Company. At all times the shares of Common Stock received pursuant to the exercise of this Option are owned by the Optionee, the Company shall have the right of first refusal to purchase any such shares proposed to be transferred by the Optionee (whether or not the Optionee is still employed by the Company) to a bona fide third party purchaser upon the same price and terms as those offered by such third party purchaser. Upon receipt of a bona fide offer to purchase any such shares of Common Stock from a prospective third party purchaser, the Optionee shall notify the Company in writing of the offer, all terms thereof and the name and address of the prospective purchaser. The Company shall have thirty (30) days after receipt of such notice in which to exercise its right of first refusal with respect to all, but not less than all, of the shares of Common Stock proposed to be transferred to the third party purchaser by payment of the applicable purchase price to the Optionee on the terms contained in the written notice. If the Company does not exercise its right of first refusal within such thirty-day period, the Optionee may transfer the shares of the Common Stock to the third party upon the terms set forth in the notice to the Company. Upon such transfer, the third party shall take such shares of Common Stock subject to the provisions and restrictions of this Agreement other than those contained in subsection 13(a) below.

        13. Purchase Right of Company Upon Certain Events. Upon the occurrence of any of the following events, the Company shall have an immediate and automatic right, without any action having to be taken on the part of the Optionee, to purchase from the Optionee, all or any portion of the shares of Common Stock then owned by the Optionee at a price equal to the fair market value of such shares, as determined in Section 7(b) of Article I of the Plan:

                (a) Termination of the Optionee's employment with the Company for any reason, including without limitation, termination by death, disability, retirement, for cause, without cause, voluntary or involuntary;

                (b) Any of the following: (i) an adjudication or order for relief by a state or federal court that the Optionee is bankrupt or insolvent or is subject to Chapter 11 or any reorganization proceeding;
        (ii) filing by the Optionee of a voluntary petition in any state or federal court to be adjudicated a bankrupt or to subject the Optionee to Chapter 11 or any

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        reorganization proceeding; (iii) the filing by a third party of an involuntary petition in any state or federal court to have the Optionee adjudicated bankrupt or insolvent, or for an order for relief, or to subject the Optionee to the provisions of Chapter 11 or any reorganization proceeding or to obtain the appointment of a receiver which is not dismissed within one hundred twenty (120) days of the date of the filing; or (iv) the making by the Optionee of a general assignment for the benefit of creditors;

                (c) An order or adjudication by any court that the spouse of the Optionee has acquired any right in any shares of the Common Stock as a result of equitable distribution rights under any applicable law or statute, including, without limitation, North Carolina General Statutes Sections 50-21 and 52-22 or a similar statute of another state; or

                (d) Any other transfer, proceeding or other action by or which the Optionee may be deprived or diverted of any right, title or interest in or to his shares of Common Stock, including but not limited to seizure under levy of attachment or execution and foreclosure upon a pledge, and which is not otherwise provided for in this Agreement.

The Company may exercise its right pursuant to this Section 13 by giving the Optionee notice of its election within ninety (90) days of the date on which an event described in subsection (a) through (d) of this Section 13 occurs. The notice shall include a closing date, which date shall be within thirty (30) days of the date the notice is given. The closing shall be at the principal office of the Company at which the Optionee shall deliver to the Company stock certificate(s) evidencing the shares of the Common Stock to be purchased, properly endorsed in blank with all transfer and excise taxes paid (and, where appropriate, the stamps affixed thereto). In the event of death of the Optionee, the Optionee's legal representative shall also deliver copies of his letters testamentary or authority to act on behalf of the estate, a certified copy of the Optionee's will, if any, and a release or tax letter from the appropriate tax authorities that the Common Stock transferred is not subject to taxes. In addition, at the closing the Optionee, shall warrant that the Common Stock transferred is free and clear of all liens, encumbrances and claims. At the closing, the Company shall pay the full amount for the Common Stock in cash or by company check.

        14. Termination of Certain Rights and Obligations. The provisions of Sections 9, 10, 12 and 13 hereof shall terminate upon the consummation of the Company's sale of its Common Stock in a bona fide underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (or any equivalent successor form).

        15. Specific Performance. The Optionee agrees that in the event of any violation of this Agreement, an action may be commenced by the Company for any such preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction in the State of North Carolina or in any other court of competent jurisdiction. The Optionee hereby waives any objections on the grounds of improper jurisdiction or venue to the commencement of an action in the State of North Carolina and agrees that effective service of process may be made upon him by mail under the notice provisions contained in
Section 19 hereof.


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        16. Construction. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution or (ii) the guardian or legal representative of the Optionee acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, then the term "Optionee" shall be construed to include such estate, personal representative, beneficiary, guardian or legal representative.

        17. Severability. The provisions of this Agreement shall be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.

        18. Successor and Assigns. The terms of this Agreement shall be binding upon and shall enure to the benefit of any successors or assigns of the Company and of the Optionee and of the Common Stock issued or issuable upon the exercise hereof.

        19. Notices. Notices under this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when forwarded by Federal Express, Airborne, or another private carrier which maintains records showing delivery information, (iii) when sent via facsimile but only if a written facsimile acknowledgement of receipt is received by the sending party, or (iv) when placed in the United States Mail and forwarded by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given.

        20. Modification. This Agreement is the entire agreement and understanding of the parties hereto with respect to the Option granted herein and supersedes any and all prior and contemporaneous negotiations, understandings and agreements with regard to the Option and the matters set forth herein, whether oral or written. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validity executed by the parties hereto.

        21. Governing Law. This Agreement shall be governed in accordance with the laws of the State of North Carolina.

        22. Multiple Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.










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        IN WITNESS WHEREOF, the Optionee has executed this Agreement and the
Company has caused this Agreement to be executed on its behalf by its duly authorized Chairman of the Board of Directors effective as of the day and year first above written.


                                        INTER(bullet)ACT SYSTEMS, INCORPORATED



ATTEST:                                 By:
                                              _________________, Chairman

                Secretary

          (Corporate Seal)


WITNESS:                                OPTIONEE:



                                                                      (SEAL)
Name:                                   Name:




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